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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Exelixis, Inc. of our report dated October 31, 1997 relating to statements of operations, stockholders' equity and cash flows of Agritope, Inc. for the year ended September 30, 1997, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Portland, Oregon
October 30, 2000